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                                                                   EXHIBIT 10.25

                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") is entered into effective as of December 10, 1999 (the "EFFECTIVE DATE") by and between First Financial Resources Holding Co., Inc., a Delaware corporation (the "COMPANY") and wholly owned subsidiary of EPS Solutions Corporation, a Delaware corporation ("EPS"), and Michael G. Goldstein ("EMPLOYEE").

        Employee is employed by the Company pursuant to an employment agreement dated March 18, 1999 (the "ORIGINAL EMPLOYMENT AGREEMENT"), and the Company and Employee desire to continue Employee's employment, but on the terms set forth herein rather than pursuant to the Original Employment Agreement.

        NOW THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

        1. EMPLOYMENT. Employee's employment with the Company will be at-will, which means that either Employee or the Company may terminate Employee's employment at any time for any reason or no reason without payment, penalty or further obligation except as set forth in Section 8 or in the Restricted Stock Purchase Agreement described below or another written agreement between Employee and the Company or EPS, provided, however, that Employee's employment with the Company shall not be terminated without Cause (as defined in Schedule 1) without majority approval of an executive management committee of EPS, which committee shall consist of four (4) members of the senior management of EPS and one (1) representative of the President's Council of EPS.

        2. DUTIES. Employee shall serve as President of the Company, Senior Vice President - Financial Solutions of EPS, and President - Financial Solutions of Enterprise Profit Solutions Corporation, the wholly owned operating subsidiary of EPS ("ENTERPRISE"). In those capacities, Employee shall report directly to the Chief Executive Officer of EPS and be responsible for the duties and functions listed on Schedule 2 and shall perform such related duties and services as the board of directors and/or Chief Executive Officer of EPS may from time to time assign, either directly or by delegated authority, provided however, that Employee's responsibility and authority within the Company will not be materially diminished without Employee's consent as long as shares of restricted stock purchased by Employee pursuant to that certain Restricted Stock Purchase Agreement of even date herewith between Employee and EPS the form of which is attached hereto as Exhibit A (the "RESTRICTED STOCK PURCHASE AGREEMENT") are subject to Restrictions (as defined in the Restricted Stock Purchase Agreement) based upon the performance of the Company and its subsidiaries (the "RESTRICTED PERIOD"). Except as set forth herein, Employee's position and duties may be changed at any time and from time to time by the board of directors or Chief Executive Officer of EPS. Such duties shall be rendered at such place or places as the Company shall require based upon the interest, need, business and/or opportunities of the Company, Enterprise, and EPS, provided however, that the place at which Employee renders such duties shall not be relocated more than twenty-five (25) miles from the location of such place on the date hereof without Employee's consent.



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        3. TIME AND EFFORTS. While employed by the Company (the "EMPLOYMENT
PERIOD"), Employee shall use his best efforts and devote his or her time and attention to the business of the Company, Enterprise and EPS on a full-time basis and shall at all times faithfully and industriously and to the best of his ability, experience and talent, perform all of the duties that may be required of him pursuant to the terms hereof. During the Employment Period, Employee shall not engage in any other paid employment or consulting activities without the express written consent of EPS, but the foregoing shall not preclude Employee from engaging in civic, charitable and/or religious activities, personal legal related speaking engagements, receiving honorariums, publishing legal related personal manuscripts, directing his own passive investments, setting up, owning interests in and/or managing investment entities with assets of Employee or third-parties, providing legal advice to personal friends and family, and/or serving on boards of directors of other entities so long as such activities do not interfere or conflict with Employee's duties hereunder as reasonably determined by the Chief Executive Officer of EPS.

        4. COMPENSATION.

        (a) Salary, Bonus. During the Employment Period, the Company shall pay Employee at the annual rate of Two Hundred Fifty Thousand Dollars ($250,000) (as such pay may be increased by the Company from time to time in its discretion, the "ANNUAL SALARY") for all services rendered to the Company, Enterprise and EPS by Employee, payable in accordance with the Company's regular payroll policies, subject, however, to withholding deductions, including without limitation social security taxes and applicable federal, state and local income and other employment taxes. Upon the consummation of an initial underwritten public offering of the equity securities of EPS, Employee will receive an increase in Employee's Annual Salary to a rate of Three Hundred Thousand Dollars ($300,000), provided that Employee is still employed with the Company at such time. Bonuses will be payable in the Company's discretion, but (i) Employee will be entitled to participate in any bonus program on terms at least as favorable as those made available to other executive employees of the Company, Enterprise or EPS, and (ii) Employee's bonus (after tax) for any year shall be not less than the annual interest that Employee is required to pay in cash to EPS in that year on any notes issued by Employee to EPS for the purchase by Employee of stock of EPS.

        (b) Equity. In connection with employment by the Company and services performed by Employee under this Agreement, Employee is acquiring concurrently herewith 180,000 shares of restricted stock of EPS pursuant to the Restricted Stock Purchase Agreement and 20,000 shares of vested common stock of EPS pursuant to a subscription agreement of even date herewith. These shares are in addition to 100,000 shares of stock of EPS previously acquired by Employee pursuant to a Restricted Stock Purchase Agreement dated March 18, 1999 (the "FIRST RSPA"), which will remain outstanding according to the terms of the First RSPA, as amended by the Amendment Agreement entered into by Employee and EPS concurrently with this Agreement.

        (c) Notes and Liquidity. During and after the Employment Period, and regardless of the reason for or circumstances of any termination of Employee's employment, Employee will be entitled to receive (i) the most favorable treatment of interest on promissory notes incurred to purchase stock of EPS that is received at any time by any other officer of former officer of the


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Company or EPS as a purchaser of EPS Stock, and (ii) the most favorable registration rights or other access to liquidity, on a ratable basis based upon relative holdings, that is received at any time by any other officer or former office of the Company or EPS.

        5. PERSONAL TIME OFF POLICY. Employee shall be entitled to such number of days of paid personal time off ("PTO") each year as is consistent with the number of days set forth on Exhibit B and the Company's Personal Time Off Policy, as such policy may be amended from time to time at the discretion of the Company. Employee may not accrue more PTO days than the number of days set forth on Exhibit B under the item "Maximum Accrued PTO." If Employee at any time has more than such number of days, no further PTO days shall accrue until Employee again has fewer than such number of days of unused PTO. PTO days may be used, subject to approval by EPS consistent with business needs, as they are earned. The Company shall pay Employee for accrued unused PTO days only in connection with termination of employment. Such payment shall be made on the basis of Employee's Annual Salary at the time of payment, pro-rated for the number of accrued unused PTO days at the time of termination.

        6. BENEFITS. In addition to the compensation described in Section 4, the Company shall provide Employee with benefits consistent with the Company's employment policies as in effect from time to time, but in any case Employee's benefits will be not less favorable than benefits provided to other executive officers of EPS.

        7. CERTAIN DEFINITIONS.

               (a) Cause. For purposes hereof, the term "CAUSE" has the meaning set forth in Schedule 1 hereto. Any termination by the EPS, Enterprise or the Company of Employee's employment in compliance with Section 1 and within 90 days after EPS becoming aware of the occurrence of an event or circumstance constituting "Cause" will constitute termination for Cause.

               (b) Good Reason. If the Company breaches this Agreement or any other agreement with Employee in any material respect and does not cure such breach within 15 days of receipt from Employee of notice of such breach and demand for cure, or a Change in Control (as defined in Schedule 1) occurs, and Employee terminates Employee's employment with the Company (or its successor) for any reason within 90 days of such breach or Change in Control, such termination by Employee will be termination with "GOOD REASON."

        8. CERTAIN PAYMENTS.

               (a) Notice of Termination. Any termination of Employee's employment shall be communicated by a Notice of Termination. For purposes of this Agreement, a "NOTICE OF TERMINATION" shall mean a written notice of termination of Employee's employment setting forth the effective date of such termination and, if the termination is for cause, the specific termination provisions in this Agreement relied upon and, in reasonable detail, the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.


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               (b) Termination by Employee with Good Reason or the Company,
Enterprise or EPS Without Cause. If Employee's employment under this Agreement is terminated by Employee with Good Reason or by the Company, Enterprise or EPS without Cause, then contingent upon execution and delivery by Employee of an unconditional release, in form consistent with the form of release attached as an exhibit to the Restricted Stock Purchase Agreement, of all claims against the Company, Enterprise, EPS or any of their officers, directors or affiliates arising from or in connection with this Agreement or Employee's employment with the Company or the termination of that employment, Employee shall be entitled to receive within five days of termination of employment a lump sum payment equal to his Annual Salary and his share, if any, of the Company bonus calculated to the date of termination (the "SEVERANCE PAYMENT"). However, if the Company bonus for the year in which termination of employment occurs has not been determined at the time of termination, payment of the Company bonus portion of the Severance Payment will be delayed until the Company bonus, if any, for that year is determined.

               (c) No Other Benefits. Except as set forth in Sections 5 or 8(b), or as may be required by applicable law or separate written agreement between the Company, Enterprise or EPS and Employee, the Company, Enterprise and EPS shall have no obligations to pay any salary, bonus, accrued vacation or other amounts in connection with any termination of Employee's employment or attributable to the period after termination of Employee's employment. Without limiting the foregoing, and subject to any separate written agreement to the contrary, Employee will not be entitled to any severance payment or benefit if Employee's employment under this Agreement is terminated as a result of death or Disability, or by Employee without Good Reason, or by the Company, Enterprise or EPS for Cause.

        9. CONFIDENTIALITY. The Confidential Information and Employee Invention Agreement (the "CONFIDENTIALITY AGREEMENT") executed and delivered by Employee in connection with the Original Employment Agreement will remain in full force and effect and will survive termination or expiration of this Agreement.

        10. REPRESENTATIONS AND WARRANTIES. Employee represents and warrants that (a) he is under no contractual restriction or other restrictions or obligations that are inconsistent with the execution of this Agreement, the performance of his duties and the covenants hereunder, and (b) he is under no physical or mental disability that would interfere with his keeping and performing all of the agreements, covenants and conditions to be kept or performed hereunder.

        11. MISCELLANEOUS.

               (a) Governing Law. This Agreement shall be interpreted under and governed by the laws of the State of California, excluding its rules on conflicts of law.

               (b) Arbitration. Any dispute regarding the application, interpretation or breach of this Agreement shall be resolved by final and binding arbitration before the American Arbitration Association ("AAA") in accordance with AAA's National Rules for the Resolution of Employment Disputes. Attorney's fees, costs and damages (where appropriate) shall be awarded to the prevailing party in any dispute, and any resolution, opinion or order of AAA may be entered as a judgment in a court of competent jurisdiction.


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               (c) Modification and Waiver. No waiver or modification of this
Agreement or any term hereof shall be binding unless it is in writing signed by the parties hereto. No failure to insist upon compliance with any term, provision or condition to this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

               (d) Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede and replace all prior employment agreements, including without limitation Employee's Employment Agreement dated March 18, 1999, each of which agreements is hereby terminated. No oral statements or prior written agreements with respect to the subject matter hereof which are not specifically incorporated herein or in the Confidentiality Agreement shall be of any force or effect.

               (e) Severability. If any provisions hereof shall be held or construed to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement, but the same shall be construed and enforced just as though the illegal or invalid provisions had not been included herein.

               (f) Notices. Any notice, demand or other communication required, permitted or desired to be given hereunder shall be in writing and shall be deemed effectively given upon personal delivery, facsimile transmission (with confirmation of receipt), delivery by reputable overnight delivery service or five (5) days following deposit in the United States mail (if sent by certified or registered mail, postage prepaid, return receipt requested), in each case duly addressed to the Company, Enterprise or EPS at the headquarters of EPS or to Employee at his or her address of record listed with EPS.

               (g) Assignment. Employee's rights, duties and obligations under this Agreement may not be assigned by Employee. The Company, Enterprise and EPS may assign rights, duties and obligations under this Agreement to any affiliate of EPS. This Agreement shall be binding upon the successors and assignees of the Company, Enterprise and EPS.

               (h) Headings. The section headings herein are intended for reference and shall not affect in any way the construction or interpretation of this Agreement.

               (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.


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        IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date set forth above.


/s/ MICHAEL G. GOLDSTEIN
----------------------------------------
Michael G. Goldstein



Enterprise Profit Solutions Corporation
EPS Solutions Corporation


By: /s/ DAVID H. HOFFMANN
   -------------------------------------
Name: David H. Hoffmann
     -----------------------------------
Title: CEO
      ----------------------------------





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                                  SCHEDULE 1 TO
                              EMPLOYMENT AGREEMENT

        "CAUSE" means the occurrence at any time of any one or more of the following events or circumstances, provided however, that if any such event or circumstance is susceptible to cure by Employee without damage to the Company, Enterprise or EPS, such event or circumstance will not constitute Cause unless Employee has failed to cure such event or circumstance within 15 days after receipt by Employee of written notice thereof: (i) Employee engages in any wrongful conduct or knowingly violates any reasonable rule or regulation of the Board, or the Chief Executive Officer of EPS that results in material damage or risk of legal liability to the Company, Enterprise or EPS, any subsidiary corporation of the Company, Enterprise or EPS or any entity controlling, controlled by, or under common control with the Company, Enterprise or EPS (each an "AFFILIATE"); (ii) any willful misconduct or gross negligence by Employee in the responsibilities assigned to Employee; (iii) any willful and material failure to perform Employee's job as required to meet the lawful objectives of the Company or any Affiliate or any repeated failure to achieve reasonable performance standards that have been described by the Company, Enterprise or EPS in writing and communicated to Employee in reasonable detail; (iv) Employee fails to comply with all material applicable laws and regulations in performing Employee's duties and responsibilities to the Company or any Affiliate; (v) any criminal conduct (other than misdemeanors that do not meet the criteria set forth in subsection (vi)); (vi) any actions involving moral turpitude or injurious to the business or reputation of the Company or any Affiliate; (vii) any legal action against Employee or the Company or any Affiliate occurs as a result of Employee's service to the Company or any Affiliate and results in a judgment or arbitral award that is based upon gross negligence or intentional misconduct by Employee and that requires the Company or any Affiliate to pay substantial damages; (viii) any legal action by Employee or Employee's representatives or successors against the Company or any Affiliate or any person or entity that the Company or any Affiliate would be obligated to indemnify or defend in connection with such action; or (ix) Employee does any of the things described in (A)-(C) below.

        (A) Employee renders services for any organization or engages directly or indirectly in any business that, in the reasonable judgment of the Chief Executive Officer of EPS or other senior officer designated by the Chief Executive Officer, is or becomes competitive with the Company or any Affiliate, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the business or interests of the Company or any Affiliate.

        (B) Employee fails to comply with the Confidentiality Agreement or with the lawful policies of the Company or any Affiliate regarding nondisclosure of confidential information, or without prior written authorization from the Company or any Affiliate discloses to anyone outside the Company or any Affiliate or uses for any purpose or in any context other than in performance of Employee's duties to the Company or any Affiliate any confidential or trade secret information of the Company or any Affiliate. (C)Employee breaches in any material respect any agreement with or legal duty to the Company or any Affiliate.


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        "CHANGE IN CONTROL" means the completion of:

        (i) any acquisition or series of related acquisitions resulting in any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") beneficially owning (within the meaning of Rule 13d-3 promulgated under the Exchange Act) more than thirty percent (30%) of either the then outstanding shares of Common Stock or the combined voting power of then outstanding voting securities entitled to vote generally in the election of directors of EPS or Enterprise, provided that a Change in Control shall not be deemed to have occurred if the "person" described in the preceding provisions is an underwriter or underwriting syndicate that has acquired the ownership voting securities of EPS or Enterprise solely in connection with a public offering of those securities; or

        (ii) any reorganization, merger or consolidation of EPS or Enterprise with any other person, entity or corporation, other than a transaction which would result in the owners of voting securities of EPS outstanding immediately prior thereto continuing to own directly or indirectly more than fifty percent (50%) of the combined voting power of the voting securities of the entity or entities surviving such reorganization, merger or consolidation that own and conduct the business owned and conducted by EPS and Enterprise prior thereto; or

        (iii) the sale or other disposition by EPS or Enterprise, in one transaction or a series of related transactions, of all or substantially all of the assets of EPS or Enterprise; or

        (iv) Individuals who, as of the Effective Date, constitute the board of directors of EPS or Enterprise (in each case, the "INCUMBENT BOARD OF DIRECTORS") cease for any reason to constitute at least a majority of the board of directors of EPS or Enterprise, respectively, provided that any individual who becomes a director after the Effective Date whose election, or nomination for election by stockholders, is approved by a vote of at least a majority of the directors then comprising the relevant Incumbent Board of Directors shall be considered to be a member of the relevant Incumbent Board of Directors unless that individual was nominated or elected by any person, entity or group (as defined above) having the power to exercise, through beneficial ownership, voting agreement and/or proxy, thirty percent (30%) or more of either the outstanding shares of common stock of EPS or Enterprise or the combined voting power of the outstanding securities of EPS or Enterprise entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board of Directors unless such individual's election or nomination for election by EPS' shareholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board of Directors; or

        For purposes of this definition, references to EPS and Enterprise shall also refer to their successors and assigns such that reorganizations or other corporate transactions do not impair the substantive intent of these provisions.


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        "DISABILITY" means Employee suffers an ongoing physical or psychological impairment that has rendered Employee unable, as determined in good faith by the Chief Executive Officer of EPS, to perform Employee's duties to the Company, Enterprise and EPS, notwithstanding reasonable accommodation by the Company, Enterprise and EPS (the Company, Enterprise and EPS, at their option and expense, being entitled to retain a physician to confirm the existence of such disability), for a period of three (3) consecutive months or six (6) months in any 12-month period.




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                                   SCHEDULE 2

Employee shall (i) manage the operations of the Company consistent with the Company's business plan, (ii) manage the other financial services companies of EPS consistent with their business plans, and (iii) shall perform such related duties and services as the EPS board of directors and/or its Chief Executive Officer may from time to time assign.




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                                    EXHIBIT B

                                PERSONAL TIME OFF


 Aggregate Amount of time off:                 28 days (in addition to holidays
                                                   observed by the Company)

      Maximum Accrued PTO:                                 28 days